Guardian Large Cap Fundamental Growth VIP Fund

Guardian Large Cap Disciplined Growth VIP Fund

Guardian Mid Cap Traditional Growth VIP Fund

Guardian Diversified Research VIP Fund

Guardian Growth & Income VIP Fund

Guardian Mid Cap Relative Value VIP Fund

Guardian Balanced Allocation VIP Fund

Guardian Short Duration Bond VIP Fund

Guardian Total Return Bond VIP Fund

Special Meeting of Shareholders

to be held on January 31, 2025

Urgent Request

PLEASE SUBMIT YOUR VOTE TODAY!

Dear Shareholder:

The Special Meetings of Shareholders is scheduled for January 31, 2025, at 4:00 p.m. Eastern time. To date, our records indicate that we have not yet received your voting instructions. If you have already voted, thank you. If you have not yet voted, please submit your vote promptly.

For the reasons set forth in the proxy materials, the Board of Trustees recommends that you vote "FOR" the proposals applicable to your fund. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the meeting and avoid the cost of additional solicitation.

A copy of the proxy statement is available on Computershare’s website at www.proxy-direct.com/dws-34281.

For your convenience, please utilize any of the following methods to submit your voting instructions:

1. By Internet.

Log on to the website noted on your proxy card(s) or voting instruction form, enter the control number printed on the voting card(s), and follow the simple online instructions.

2. By Touch-Tone Phone.

Call the toll-free number found on your voting card(s) or voting instruction form and follow the simple instructions.

3. By Mail.

Simply return your signed and dated voting card(s) or voting instruction form in the envelope provided.

Please utilize one of the options above to vote your shares, so your vote can be received in time for the meeting.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES TODAY!